                                                                    EXHIBIT 23.2

                        CONSENT OF MILLER & LENTS, LTD.

                             MILLER AND LENTS, LTD
                     INTERNATIONAL OIL AND GAS CONSULTANTS
                             TWENTY SEVENTH FLOOR
                                1100 LOUISIANA
                           HOUSTON, TEXAS 77002-5216

                                April 28, 2000

Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas 76102

               RE: Securities and Exchange Commission Form S-8 Registration
                   Statement

Gentlemen:

The firm of Miller and Lents, Ltd. consents to the incorporation of its estimated Proved Reserves, Future Net Revenues, and Present Values of Future Net Revenues in the Cross Timbers Oil Company Form S-8 Registration Statement, and to reference to our Firm in such registration statement.

Miller and Lents, Ltd. has no interests in Hugoton Royalty Trust or Cross Timbers Oil Company or any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee, or otherwise, connected with Hugoton Royalty Trust or Cross Timbers Oil Company. We are not employed by Hugoton Royalty Trust or Cross Timbers Oil Company on a contingent basis.

               Yours very truly,

               MILLER AND LENTS, LTD.
               By: /s/ James C. Pearson
               James C. Pearson President